Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-166010) of Crowdgather, Inc. of our report dated July 23, 2013, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K.

Q Accountancy Corporation

/s/ Q Accountancy Corporation
Irvine, California
July 23, 2013